Exhibit 99.1

Rice Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing December 14, 2020

CARNEGIE, Pennsylvania, December 14, 2020 — Rice Acquisition Corp. (NYSE: RICE U) (the “Company”) announced that, commencing December 14, 2020, holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of Class A common stock and warrants included in the units. The shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “RICE” and “RICE WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “RICE U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: barclaysprospectus@broadridge.com, telephone: 1-888-603-5847.

About Rice Acquisition Corp.

Rice Acquisition Corp. is a newly organized blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. The Company’s efforts to identify a prospective target business will not be limited to a particular industry, although it intends to focus its search for a target business in the broadly defined energy transition or sustainability arena.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the Securities Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Kyle Derham

Email: kyle@riceinvestmentgroup.com